UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of principal executive offices)	(Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Spanish Broadcasting System, Inc. (the “Company”) announced on June 14, 2004 that on June 10, 2005, the Company entered into a first lien credit agreement among the Company, Merrill Lynch, Pierce Fenner & Smith, Incorporated, as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, Lehman Commercial Paper Inc., as Administrative Agent and certain other lenders (the “First Lien Credit Facility”). On June 10, 2005, the Company also entered into a second lien term loan agreement among the Company, Merrill Lynch, Pierce Fenner & Smith, Incorporated, as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, Lehman Commercial Paper Inc., as Administrative Agent and certain other lenders (the “Second Lien Credit Facility”; together with the First Lien Credit Facility, the “Credit Facilities”).

     General

     A portion of the proceeds from the Credit Facilities was used to repay our old senior secured credit facility and accrued interest. The remaining proceeds, together with cash on hand, (totaling approximately $357.5 million), will be used to redeem all of our $335 million aggregate principal amount of 9 5/8% senior subordinated notes due 2009 (including the redemption premium and accrued interest through redemption).

     The First Lien Credit Facility contains a term loan in the amount of $325 million, payable in twenty-eight consecutive quarterly installments commencing on June 30, 2005 and continuing on the last day of each December, March, June and September of each year thereafter through and including March 31, 2012 and the amount of the quarterly installment due on each such payment date is equal to 0.25% of the original principal balance of the term loan funded on the closing date. The term loan will be due and payable on June 10, 2012, if not sooner paid in full. The First Lien Credit Facility also includes a revolving credit loan in an aggregate principal amount in the amount of $25 million. The initial scheduled maturity of the revolving credit line is June 10, 2010. We currently have not made any drawings under the revolving credit loan.

     The Second Lien Credit Facility provides for a term loan in the amount of $100 million with a scheduled maturity of June 10, 2013 with the full amount of such term loan being payable on such date.

     The Credit Facilities are subject to certain mandatory prepayments upon the occurrence of certain events, including asset sales (subject to certain exceptions set forth in the credit agreements).

     A portion of the proceeds from the contemplated sale of our Los Angeles, California stations KDAY-FM and KDAI-FM (the “LA Asset Sale”) may be used to prepay the Second Lien Credit Facility.

     Interest and Fees

     The interest rates per annum applicable to loans under the Credit Facilities are, at our option, the Base Rate or Eurodollar Base Rate plus, in each case, an applicable margin. The applicable interest rate under our First Lien Credit Facility shall be reduced by 0.25% upon the achievement of certain conditions. Initially, the applicable margin in respect of (i) the First Lien Credit Facility is (A) 2.00% per annum for Eurodollar loans and (B) 1.00% per annum for Base Rate loans and (ii) the Second Lien Credit Facility is (A) 3.75% per annum for Eurodollar loans and (B) 2.75% per annum for Base Rate loans. The Base Rate is a fluctuating interest rate equal to the greater of (1) the Prime Rate in effect on such day and (2) the Federal Funds Effective Rate in effect on such day plus one-half of 1%. The Prime Rate shall be the prime lending rate as set forth in the British Bankers Telerate Page 5. The Federal Funds Effective Rate is a fluctuating rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, arranged by federal funds brokers, as published by the Federal Reserve Bank of New York. The Eurodollar Base Rate is a fluctuating rate determined on the basis of the rate for deposits in United States dollars appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of the Interest Period.

     In addition, we will be required to pay to the lenders under the revolving credit facility under the First Lien Credit Facility a commitment fee in respect of the unused commitments thereunder at a per annum rate of one-half of one percent (0.50%). We are also required to pay a prepayment fee in respect of all mandatory and optional prepayments under the Second Lien Credit Facility in an amount equal to: (i) 1.0% of the principal prepaid if (A) such prepayment is made with the proceeds of the LA Asset Sale on or before June 10, 2006 or (B) such prepayment is made after June 10, 2007 but on or before June 10, 2008 or (ii) 2.0% of the principal prepaid if (A) such prepayment is made other than with the proceeds of the LA Asset Sale on or before June 10, 2006 or (B) such prepayment is made after June 10, 2006 but on or before June 10, 2007.

     Collateral and guarantees

     The Company’s domestic subsidiaries (including any future direct or indirect subsidiaries that may be created or acquired by the Company), with certain exceptions as set forth in the credit agreements, guarantee our obligations under each of the First Lien Credit Facility and the Second Lien Credit Facility. The guarantees in respect of the First Lien Credit Facility and the Second Lien Credit Facility will be secured by a perfected first priority security interest, or by a second priority security interest, as applicable, in substantially all of the guarantors’ tangible and intangible assets (including, without limitation, intellectual property and all of the capital stock of each of our direct and indirect domestic subsidiaries and 65% of the capital stock of certain of our first-tier foreign subsidiaries), subject to certain exceptions.

     Covenants and Other Matters

     Our credit facilities include certain negative covenants restricting or limiting our ability to, among other things:

•	incur additional debt, incur contingent obligations and issue additional preferred stock;

•	create liens;

•	pay dividends, distributions or make other specified restricted payments, and restrict the ability of certain of our subsidiaries to pay dividends or make other payments to us;

•	sell assets;

•	make certain capital expenditures, investments and acquisitions;

•	enter into certain transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

     The Credit Facilities contain certain customary representations and warranties, affirmative covenants and events of default, including failure to pay principal, interest or fees, material inaccuracy of representations and warranties, violations of covenants, certain bankruptcy and insolvency events, certain ERISA events, certain events related to FCC licenses held by the Company, change of control, cross-defaults to other debt and material judgments.

     Intercreditor Agreement

     In connection with entering the Credit Facilities, we entered into an Intercreditor Agreement which sets forth the relative rights of the respective lenders under the First Lien Credit Facility and the Second Lien Credit Facility, including the subordination of the liens under the Second Lien Credit Facility to the liens under the First Lien Credit Facility.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On June 13, 2005, the Company announced that we have called for redemption all of our outstanding $335 million aggregate principal amount 9 5/8% Senior Subordinated Notes due 2009. The Redemption Date is July 12, 2005. On the Redemption Date, we will redeem $335,000,000 in aggregate principal amount of notes at a price of $1,048.13 per $1,000 in principal amount of notes redeemed, plus accrued interest through the Redemption Date. The aggregate redemption price of the notes (including redemption premium and accrued interest) is approximately $357.5 million.

     A copy of the form of notices of redemption are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	First Lien Credit Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., Merrill Lynch, Pierce Fenner & Smith, Incorporated, Wachovia Bank, National Association, Lehman Commercial Paper Inc. and various lenders.

10.2	Second Lien Term Loan Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., Merrill Lynch, Pierce Fenner & Smith, Incorporated, Wachovia Bank, National Association, Lehman Commercial Paper Inc. and various lenders.

10.3	First Lien Guarantee and Collateral Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., certain of its subsidiaries and Lehman Commercial Paper Inc.

10.4	Second Lien Guarantee and Collateral Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., certain of its subsidiaries and Lehman Commercial Paper Inc.

10.5	Intercreditor Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc. and Lehman Commercial Paper Inc.

99.1	Press Release of Spanish Broadcasting System, Inc., dated June 14, 2005.

99.2	Form of Notice of Redemption, dated June 10, 2005, with respect to the redemption of the registrant’s 9 5/8% Senior Subordinated Notes due 2009 under the indenture dated as of November 2, 1999.

99.3	Form of Notice of Redemption, dated June 10, 2005, with respect to the redemption of the registrant’s 9 5/8% Senior Subordinated Notes due 2009 under the indenture dated as of June 8, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

June 16, 2005	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
10.1
First Lien Credit Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., Merrill Lynch, Pierce Fenner & Smith, Incorporated, Wachovia Bank, National Association, Lehman Commercial Paper Inc. and various lenders.

10.2
Second Lien Term Loan Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., Merrill Lynch, Pierce Fenner & Smith, Incorporated, Wachovia Bank, National Association, Lehman Commercial Paper Inc. and various lenders.

10.3	First Lien Guarantee and Collateral Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., certain of its subsidiaries and Lehman Commercial Paper Inc.

10.4	Second Lien Guarantee and Collateral Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc., certain of its subsidiaries and Lehman Commercial Paper Inc.

10.5	Intercreditor Agreement, dated as of June 10, 2005, among Spanish Broadcasting System, Inc. and Lehman Commercial Paper Inc.

99.1	Press Release of Spanish Broadcasting System, Inc., dated June 13, 2005.

99.2	Form of Notice of Redemption, dated June 10, 2005, with respect to the redemption of the registrant’s 9 5/8% Senior Subordinated Notes due 2009 under the indenture dated as of November 2, 1999.

99.3	Form of Notice of Redemption, dated June 10, 2005, with respect to the redemption of the registrant’s 9 5/8% Senior Subordinated Notes due 2009 under the indenture dated as of June 8, 2001.